EXHIBIT 99.1

Contact:	Will Davis
Vice President of Investor Relations and Chief of Staff
Phone: 917-519-6994
Email: davisw@lumosnet.com

Lumos Networks Corp. Reports First Quarter 2015 Results

Delivers 1Q15 Revenue of $50.5 million and Adjusted EBITDA of $22.5 Million

Reiterates 2015 Revenue and Adjusted EBITDA Guidance of Approximately $202 Million and

Approximately $92 Million, respectively

Maintains Target of 2015 Data Revenue of $116 Million, up 9% Year-over-Year

1Q15 Fiber to the Cell (“FTTC”) Revenue Reaches $6.3 million, up 14% sequentially

Delivers 4% Year-over-Year Enterprise Data Revenue growth

WAYNESBORO, VA – May 5, 2015 – Lumos Networks Corp. (“Lumos Networks”, “Lumos” or the “Company”) (Nasdaq: LMOS), a fiber-based service provider of data, voice and IP-based telecommunication services in the Mid-Atlantic region, today announced financial results for the first quarter of 2015.

Total revenue in the first quarter of 2015 was $50.5 million, up nearly 1% from the prior year period while total Adjusted EBITDA was over $22.5 million, up slightly on a sequential basis and essentially flat from the prior year period. Total Data segment revenue in the first quarter of 2015 was $27.8 million, up over 6% from the prior year period and up approximately 2% sequentially. Data revenue constituted 55% of total revenue up from 52% in the prior year period.

“Our first quarter results demonstrate that our transformation into a fiber bandwidth infrastructure provider is taking shape,” said Timothy G. Biltz, President and CEO of Lumos Networks. “Our data revenue growth accelerated on a year-over-year basis to over 6%. We expect this momentum to continue through the rest of the year and we maintain our target for $116 million in total data revenue in 2015, up 9% from 2014. This strength, combined with better than expected trends within our R&SB segment, lead us to reiterate our 2015 revenue and Adjusted EBITDA guidance of approximately $202 million and approximately $92 million, respectively.”

Mr. Biltz continued, “Our FTTC segment surpassed $6 million in quarterly revenue for the first time and we are on track to achieve our target of $29 million in FTTC revenue in 2015, up 45% from 2014. Additionally, our Enterprise Data segment achieved over $11 million in quarterly revenue for the first time, growing over 4% from the prior year period. Better R&SB cash flow performance underscores our efforts to maximize cash flow from our legacy businesses to fund our fiber expansion.”

“We now expect to have the vast majority of our 665-mile network expansion in Richmond and into Hampton Roads, Petersburg and Norfolk completed by the end of 2015,” Mr. Biltz said. “This acceleration of our build completion gives us further confidence that we will be able to generate $4-5 million in FTTC revenue from this project in 2016 and will provide the opportunity to begin pursuing Enterprise and Carrier End user opportunities on a fully lit network one quarter sooner than expected. We believe that this network expansion will increase our Enterprise addressable market by $135 million, or approximately 60%, versus our current fiber footprint.”

Robert E. Guth, Chairman of the Board of Lumos Networks noted, “On behalf of the Board of Directors, I am pleased to announce the extension of Timothy Biltz’s CEO employment contract for an additional two years, through April of 2018. This extension is well-earned by Tim and will provide for great continuity as he and the entire Lumos team continue to grow and transform the business.”

First Quarter 2015 Highlights

•	The Company ended 1Q15 with 907 unique FTTC sites, up 49 sequentially and an increase of 274 from the prior year. Additionally, Lumos ended the first quarter with 1,236 total FTTC connections, up 50% from the prior year. The Company continues to target 1,300 FTTC connections by the end of 2Q15 and 1,700 by the end of 2015.

•	In the first quarter of 2015, the Company renewed Enterprise accounts worth $161,000 in monthly recurring charges (“MRC”) and the Company reiterates its target to renew $725,000 in MRC in 2015, up 17% from the $619,000 in 2014. In the first half of 2015, the Company is targeting to renew Enterprise accounts worth over $17 million in total contract value, up more than 50% from the first half of 2014.

•	Lumos Networks added 133 route miles of fiber, all of which are Company-owned, with an average strand count of over 68 strands. Additionally, Lumos added 53 Enterprise lit buildings in the quarter, a pace approximately 50% higher than the average over the previous three years and a factor in Lumos delivering accelerating revenue trends in its Enterprise segment.

Business Outlook

For the full year 2015, the Company reiterates its financial guidance for revenue of approximately $202 million, Adjusted EBITDA of approximately $92 million and capital expenditures of approximately $112 million.

Please see the schedules accompanying this release for additional financial guidance, including reconciliations of non-GAAP measures to GAAP results.

Statements made are based on management’s current expectations. These statements are forward-looking and actual results may differ materially. Please see “Special Note from the Company Regarding Forward-Looking Statements.”

Conference Call

A conference call and simultaneous webcast, hosted by Timothy G. Biltz, CEO, Johan Broekhuysen, CFO, and Will Davis, Vice President of Investor Relations and Chief of Staff, to review these financial and operational results and financial guidance will be held at 8:30 A.M. (ET) on May 6, 2015.

The webcast may be accessed via the Internet at http://ir.lumosnetworks.com/ and the live call (“Lumos Networks First Quarter Earnings Conference Call”) may be accessed with the following numbers:

Domestic: 1-877-510-3772

International: 1-412-902-4135

Canada: 1-855-669-9657

The conference call will be archived and available for replay through March 20, 2015 and may be accessed with the following numbers:

Domestic: 1-877-344-7529

International: 1-412-317-0088

Canada: 1-855-669-9658

Replay pass codes: Conference ID: 10063676

The webcast will also be archived and the replay may be accessed at http://ir.lumosnetworks.com/.

About Lumos Networks

Lumos Networks is a leading fiber-based service provider in the Mid-Atlantic region serving Carrier, Enterprise and Data Center customers, offering end to end connectivity in 23 markets in Virginia, Pennsylvania, West Virginia, Maryland, Ohio and Kentucky. With a fiber network of 7,955 fiber route miles and over 363,000 total fiber strand miles, Lumos Networks connects 907 unique Fiber to the Cell sites, 1,236 total FTTC connections, 31 data centers, 1,530 on-net buildings and over 2,460 total on-net locations. In 2014, Lumos Networks generated over $106 million in data revenue over our fiber network. Detailed information about Lumos Networks is available at www.lumosnetworks.com.

Non-GAAP Measures

Adjusted EBITDA is defined as net income attributable to Lumos Networks before interest, income taxes, depreciation and amortization, accretion of asset retirement obligations, net income or loss attributable to non-controlling interests, other income or expenses, equity-based compensation charges, acquisition-related charges, amortization of actuarial losses on retirement plans, employee separation charges, restructuring-related charges, gain or loss on settlements and gain or loss on interest rate swap derivatives. Adjusted EBITDA margin is calculated as the ratio of Adjusted EBITDA, as defined, to operating revenues.

Adjusted EBITDA is a non-GAAP financial performance measure. It should not be considered in isolation or as an alternative to measures determined in accordance with GAAP. Please refer to the schedules herein and our SEC filings for a reconciliation of these non-GAAP financial performance measures to the most comparable measures reported in accordance with GAAP and for a discussion of the presentation, comparability and use of such financial performance measures.

SPECIAL NOTE FROM THE COMPANY REGARDING FORWARD-LOOKING STATEMENTS

Any statements contained in this presentation that are not statements of historical fact, including statements about our beliefs and expectations, are forward-looking statements and should be evaluated as such. The words “anticipates,” “believes,” “expects,” “intends,” “plans,” “estimates,” “targets,” “projects,” “should,” “may,” “will” and similar words and expressions are intended to identify forward-looking statements. Such forward-looking statements reflect, among other things, our current expectations, plans and strategies, and anticipated financial results, all of which are subject to known and unknown risks, uncertainties and factors that may cause our actual results to differ materially from those expressed or implied by these forward-looking statements. Many of these risks are beyond our ability to control or predict. Because of these risks, uncertainties and assumptions, you should not place undue reliance on these forward-looking statements. Furthermore, forward-looking statements speak only as of the date they are made. We do not undertake any obligation to update or review any forward-looking information, whether as a result of new information, future events or otherwise. Important factors with respect to any such forward-looking statements, including certain risks and uncertainties that could cause actual results to differ from those contained in the forward-looking statements, include, but are not limited to: rapid development and intense competition in the telecommunications and high speed data transport industry; our ability to offset expected revenue declines in legacy voice and access products related to the recent regulatory actions, wireless substitution, technology changes and other factors; our ability to effectively allocate capital and implement our “edge-out” expansion plans in a timely manner; our ability to complete customer installations in a timely manner; adverse economic conditions; operating and financial restrictions imposed by our senior credit facility; our cash and capital requirements; declining prices for our services; our ability to maintain and enhance our network; the potential to experience a high rate of customer turnover; federal and state regulatory fees, requirements and developments; our reliance on certain suppliers and vendors; and other unforeseen difficulties that may occur. These risks and uncertainties are not intended to represent a complete list of all risks and uncertainties inherent in our business, and should be read in conjunction with the more detailed cautionary statements and risk factors included in our SEC filings, including our Annual Report filed on Form 10-K.

Exhibits:

•	Condensed Consolidated Balance Sheets

•	Condensed Consolidated Statements of Income

•	Condensed Consolidated Statements of Cash Flows

•	Summary of Operating Results, Customer and Network Statistics

•	Reconciliation of Net Income Attributable to Lumos Networks Corp. to Operating Income

•	Reconciliation of Operating Income to Adjusted EBITDA

•	Business Outlook

Lumos Networks Corp.

Condensed Consolidated Balance Sheets

	March 31, 2015	December 31, 2014
(In thousands)
ASSETS
Current Assets
Cash and cash equivalents	$12,654	$14,140
Marketable securities	29,433	16,870
Restricted cash [1]	3,154	4,208
Accounts receivable, net	22,409	22,925
Other receivables	1,289	2,113
Income tax receivable	221	172
Prepaid expenses and other	4,719	4,321
Deferred income taxes	8,350	5,601

Total Current Assets	82,229	70,350

Securities and investments	1,021	914

Property, plant and equipment, net	444,660	429,451

Other Assets
Goodwill	100,297	100,297
Other intangibles, net	13,738	15,884
Deferred charges and other assets	6,107	5,718

Total Other Assets	120,142	121,899

Total Assets	$648,052	$622,614

LIABILITIES AND EQUITY
Current Liabilities
Current portion of long-term debt	$10,506	$10,227
Accounts payable	14,520	20,257
Dividends payable	—	3,152
Advance billings and customer deposits	13,733	14,029
Accrued compensation	1,197	1,516
Accrued operating taxes	5,257	4,618
Other accrued liabilities	4,162	4,223

Total Current Liabilities	49,375	58,022

Long-Term Liabilities
Long-term debt, excluding current portion	388,872	363,156
Retirement benefits	17,812	18,257
Deferred income taxes	92,663	87,864
Other long-term liabilities	1,728	1,746
Income tax payable	93	110

Total Long-term Liabilities	501,168	471,133

Stockholders’ Equity	96,693	92,677

Noncontrolling Interests	816	782

Total Equity	97,509	93,459

Total Liabilities and Equity	$648,052	$622,614

[1]	During 2010, the Company received a Federal stimulus award providing 50% funding to bring broadband services and infrastructure to Alleghany County, Virginia. The Company was required to deposit 100% of its grant ($8.1 million) into pledged accounts in advance of any reimbursements, to be drawn down ratably following reimbursement approvals.

Lumos Networks Corp.

Condensed Consolidated Statements of Income

	Three months ended March 31,
(In thousands, except per share amounts)	2015	2014
Operating Revenues	$50,495	$50,090

Operating Expenses
Network access costs	9,712	10,714
Selling, general and administrative [1]	19,834	17,932
Depreciation and amortization	11,868	10,659
Accretion of asset retirement obligations	34	27
Restructuring charges	633	—

Total Operating Expenses	42,081	39,332

Operating Income	8,414	10,758

Other Income (Expenses)
Interest expense	(3,486)	(3,974)
Gain on interest rate swap derivatives	82	109
Other (expenses) income, net	(243)	180

Income Before Income Tax Expense	4,767	7,073

Income Tax Expense	2,009	2,978

Net Income	2,758	4,095

Net Income Attributable to Noncontrolling Interests	(34)	(33)

Net Income Attributable to Lumos Networks Corp.	$2,724	$4,062

Basic and Diluted Earnings per Common Share Attributable to Lumos Networks Corp. Stockholders:

Earnings per share - basic and diluted	$0.12	$0.18

Cash Dividends Declared per Share - Common Stock	$—	$0.14

[1]	Includes equity-based compensation expense related to all of the Company’s share-based awards and the Company’s 401(k) matching contributions of $1.2 million and $0.8 million for the three months ended March 31, 2015 and 2014, respectively.

Lumos Networks Corp.

Condensed Consolidated Statements of Cash Flows

	Three Months Ended March 31,
(In thousands)	2015	2014
Cash Flows from Operating Activities:
Net income	$2,758	$4,095
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	9,722	8,364
Amortization	2,146	2,295
Accretion of asset retirement obligations	34	27
Deferred income taxes	1,916	2,803
Gain on interest rate swap derivatives	(82)	(109)
Equity-based compensation expense	1,225	834
Amortization of debt issuance costs	413	371
Retirement benefits, net of cash contributions and distributions	(108)	(475)
Excess tax benefits from share-based compensation	—	(148)
Other	158	135
Changes in operating assets and liabilities, net	(1,082)	1,575

Net Cash Provided by Operating Activities	17,100	19,767

Cash Flows from Investing Activities:
Purchases of property, plant and equipment	(29,224)	(18,117)
Broadband network expansion funded by stimulus grant	(649)	196
Purchases of available-for-sale marketable securities	(22,853)	(7,003)
Proceeds from sale or maturity of available-for-sale marketable securities	10,220	7,804
Change in restricted cash	1,054	—
Cash reimbursement received from broadband stimulus grant	1,054	—

Net Cash Used in Investing Activities	(40,398)	(17,120)

Cash Flows from Financing Activities:
Proceeds from issuance of long-term debt	28,000	—
Payment of debt issuance costs	(861)	—
Principal payments on senior secured term loans	(1,938)	(688)
Cash dividends paid on common stock	(3,152)	(3,091)
Principal payments under capital lease obligations	(98)	(112)
Proceeds from stock option exercises and employee stock purchase plan	17	20
Excess tax benefits from share-based compensation	—	148
Other	(156)	(21)

Net Cash Provided by (Used in) Financing Activities	21,812	(3,744)

Decrease in cash and cash equivalents	(1,486)	(1,097)
Cash and cash equivalents:
Beginning of Period	14,140	14,114

End of Period	$12,654	$13,017

Lumos Networks Corp.

Operating Results, Customer and Network Statistics

(Dollars in thousands)	Three months ended:
	March 31, 2015	December 31, 2014	September 30, 2014	June 30, 2014	March 31, 2014
Revenue, Gross Margin and Adjusted EBITDA
Revenue
Enterprise Data	11,027	10,833	10,470	10,445	10,586
Transport	10,473	10,962	11,279	11,225	10,907
FTTC	6,267	5,515	4,739	5,037	4,644

Total Data	27,767	27,310	26,488	26,707	26,137
Residential and Small Business	17,265	17,423	17,668	18,290	18,647
RLEC Access	5,463	5,952	6,360	5,168	5,306

Total Revenue	50,495	50,685	50,516	50,165	50,090
Gross Margin
Data	86.9%	85.5%	85.1%	85.3%	84.0%
Residential and Small Business	64.9%	67.0%	64.3%	65.7%	64.9%
Adjusted EBITDA[1]
Data	12,367	12,629	12,984	13,395	12,717
Residential and Small Business	5,627	4,623	4,503	5,230	5,544
RLEC Access	4,517	4,621	5,214	4,098	4,306

Adjusted EBITDA before Curtailment Gain	22,511	21,873	22,701	22,723	22,567
Curtailment Gain[2]	—	567	10,207	—	—

Total Adjusted EBITDA	22,511	22,440	32,908	22,723	22,567
Adjusted EBITDA Margin[1]
Data	44.5%	46.2%	49.0%	50.2%	48.7%
Residential and Small Business	32.6%	26.5%	25.5%	28.6%	29.7%
RLEC Access	82.7%	77.6%	82.0%	79.3%	81.2%
Total Adjusted EBITDA Margin	44.6%	44.3%	65.1%	45.3%	45.1%
Capital Expenditures	29,224	19,949	26,863	19,171	18,117
Adjusted EBITDA less Capital Expenditures	(6,713)	2,491	6,045	3,552	4,450

Fiber Network Statistics
Fiber Route-Miles	7,955	7,822	7,645	7,548	7,467
Fiber Miles[3]	363,189	354,118	352,347	—	—
Fiber Markets	23	23	23	23	23
FTTC Unique Towers	907	858	708	673	633
FTTC Total Connections	1,236	1,153	961	876	824
On-Network Buildings	1,530	1,477	1,456	1,420	1,387
Data Centers[4]	31	31	28	26	25

R&SB Statistics
Competitive Voice Connections	81,456	83,406	85,683	88,941	92,440
Video Subscribers	5,472	5,352	5,309	5,155	5,073
Fiber-to-the-Premise Broadband Connections	6,602	6,358	6,119	5,906	5,846
Premises Passed by Fiber[5]	18,142	17,461	17,102	16,631	—
RLEC Access Lines	26,746	27,257	27,716	28,081	28,381

[1]	Adjusted EBITDA is a non-GAAP measure. See definition on page 2 of this earnings release. Adjusted EBITDA margin is calculated as the ratio of Adjusted EBITDA, as defined, to Total Revenue.
[2]	The Company recorded a gain totaling $10.8 million in the second half of 2014 related to the curtailment of medical benefits under the Company’s postretirement plan, which was not allocated to the operating segments.
[3]	Fiber miles are calculated as the fiber route miles multiplied by the number of fiber strands within each cable (represents an average of 46 fibers per route as of March 31, 2015) and are based on the results of the Company’s conversion of its fiber records to a centralized fiber management system in the third quarter of 2014.
[4]	Data centers reported include both commercial and private data centers and Company-owned facilities offering commercial data center services.
[5]	Includes residential and small business locations passed by fiber and available for service. Approximately 93% of the premises passed by fiber and available for service as of March 31, 2015 were residential.

Lumos Networks Corp.

Reconciliation of Net Income Attributable to Lumos Networks Corp. to Operating Income

(In thousands)
	Three months ended March 31,
	2015	2014
Net Income Attributable to Lumos Networks Corp.	$2,724	$4,062
Net Income Attributable to Noncontrolling Interests	34	33

Net Income	2,758	4,095

Interest expense	3,486	3,974
Gain on interest rate swap derivatives	(82)	(109)
Income tax expense	2,009	2,978
Other expenses (income), net	243	(180)

Operating Income	$8,414	$10,758

Lumos Networks Corp.

Reconciliation of Operating Income to Adjusted EBITDA

(Dollars in thousands)	2015	2014
For The Three Months Ended March 31,
Operating Income	$8,414	$10,758
Depreciation and amortization and accretion of asset retirement obligations	11,902	10,686

Sub-total:	20,316	21,444

Amortization of actuarial losses	337	64
Equity-based compensation	1,225	834
Restructuring charges	633	—
Employee separation charges	—	225

Adjusted EBITDA	$22,511	$22,567

Adjusted EBITDA Margin	44.6%	45.1%

Lumos Networks Corp.

Business Outlook 1 (as of May 5, 2015)

(In millions)	2015 Annual Guidance [1]
Operating Revenues	approximately $	202

Adjusted EBITDA	approximately $	92

Capital Expenditures	approximately $	112

Cash, Cash Equivalents and Marketable Securities (at end of period)	approximately $	5

Reconciliation of Operating Income to Adjusted EBITDA:
Operating Income	approximately $	32
Depreciation and amortization	approximately $	53
Equity based compensation charges	approximately $	6
Amortization of actuarial losses	approximately $	1

Adjusted EBITDA	approximately $	92

[1]	These estimates are based on management’s current expectations. These estimates are forward-looking and actual results may differ materially. Please see “Special Note from the Company Regarding Forward-Looking Statements” in the Lumos Networks Corp. first quarter 2015 earnings release dated May 5, 2015.